Exhibit 4.1

VERINT SYSTEMS INC.,

INDENTURE

Dated as of June 18, 2014

WILMINGTON TRUST,

NATIONAL ASSOCIATION,

as Trustee

Debt Securities

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
311(a)	7.11
(b)	7.11
312(a)	2.06
(b) (c)	11.02 11.02
313(a)	7.06(a)
(b)(1)	Not Applicable
(b)(2)	7.06(a); 7.07(f)
(c)	7.06(a); 11.01
(d)	7.06(b)
314(a)	4.02; 4.03; 11.01; 11.04
(b)	Not Applicable
(c)(1)	11.03
(c)(2)	11.03
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	11.04
(f)	Not Applicable
315(a)	7.01(b) and (c)
(b)	7.05; 11.01
(c)	7.01(a)
(d)	7.01
(e)	6.11
316(a)	6.05
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	Not Applicable
(b)	6.07
(c)	2.13
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	1.03

*	Note: This Cross-Reference Table is not part of the Indenture.

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

iii

INDENTURE dated as of June 18, 2014 by and between Verint Systems Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Notes”), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of its Board of Directors or by supplemental indentures or Officer’s Certificates (as defined herein).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Notes:

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;

(3) with respect to a limited liability company, the board of directors or other governing body, and in the absence of the same, the manager or board of managers or the managing member or members or any controlling committee thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors or pursuant to authorization by its Board of Directors and to be in full force and effect on the date of the certificate (and delivered to the Trustee, if appropriate).

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on the holder thereof the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Company” has the meaning assigned to it in the preamble to this Indenture until a successor thereto is permitted hereunder, and thereafter means such successor. The foregoing sentence will likewise apply to any subsequent such successor or successors.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be principally administered, which office at the date hereof is located at the address of the Trustee specified in Section 11.01 hereof, or such other address as to which the Trustee may give notice to the Company.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, unless otherwise provided in a Board Resolution, a supplemental indenture or an Officer’s Certificate with respect to the Notes of any Series issuable or issued in whole or in part in the form of one or more Global Notes, the Person specified in Section 2.04 hereof as the Depositary with respect to such Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Discount Note” means any Note that provides for an amount less than the stated principal amount thereof to be due and payable upon acceleration of the maturity thereof pursuant to Section 6.02.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Note” or “Global Notes” means a Note or Notes, as the case may be, in the form established pursuant to Section 2.02 evidencing all or part of a Series of Notes, issued to the Depositary for such Series or its nominee, and registered in the Security Register in the name of such Depositary or nominee.

“Government Securities” means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which in the case of (i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Securities or a specific payment of interest on or principal of any such Government Securities held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities evidenced by such depository receipt.

“Holder” means a Person in whose name a Note is registered in the Security Register.

“Indebtedness” of any Person as of any date means, without duplication, all indebtedness of such person in respect of borrowed money, including all interest, fees and expenses owed in respect thereto (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments.

“Indenture” means this Indenture as amended or supplemented from time to time, and shall include the form and terms of particular Series of Notes established as contemplated hereunder.

“Issue Date” means the date on which Notes of a Series are originally issued under this Indenture.

“Legal Holiday” means, unless otherwise specified with respect to the Notes of a Series, a Saturday, a Sunday or a day on which banking institutions in The City of New York (or with respect to a payment, the place of payment) are authorized or required by law, regulation or executive order to close.

“Maturity,” when used with respect to any Note or installment of principal thereof, means the date on which the principal of such Note or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, call for redemption, notice of option to elect repayment or otherwise.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Officer” means, with respect to the Company, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of the Company.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer that meets the requirements of Section 11.03 hereof and delivered to the Trustee.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 11.03 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Predecessor Notes,” when used with respect to any particular Note, means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.03 of the Indenture in exchange for or in lieu of a mutilated, destroyed, lost, or stolen Note will be deemed to evidence the same debt as the mutilated, destroyed, lost, or stolen Note.

“Regular Record Date” means the date fixed for the payment of interest on the Notes (whether or not a Business Day) immediately preceding the applicable interest payment date.

“Responsible Officer,” when used with respect to the Trustee, means any vice-president, any assistant vice president, any trust officer or any other officer of the Trustee (or any successor group of the Trustee) customarily performing functions similar to those performed by any of the above designated officers who has responsibility with respect to this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject or who has direct responsibility for the administration thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Register” means a register for the purpose of registering Notes and the transfers of Notes, which shall be kept at the Corporate Trust Office of the Trustee.

“Series” or “Series of Notes” means each series of bonds, notes, debentures or similar instruments of the Company created pursuant to Sections 2.01 and 2.02 hereof.

“Significant Subsidiary” means any direct or indirect Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Special Record Date” for the payment of any defaulted interest on Notes of or within any Series means a date fixed by the Trustee pursuant to Section 2.13.

“Stated Maturity” means, with respect to any installment of interest on or principal of any Series of Notes, the date on which the payment of interest or principal was originally scheduled to be paid in the documentation governing such Notes, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means any corporation, partnership, limited liability company or other entity of which a majority of all outstanding Capital Stock having ordinary voting power (i.e., without regard to the occurrence of any contingency) in the election of directors to the Board of Directors of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned or controlled by the Company or by one or more other subsidiaries or by the Company and one or more other subsidiaries.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), and the rules and regulations promulgated thereunder, as in effect on the Issue Date, except as provided in Sections 1.03 and 9.03.

“Trustee” has the meaning assigned to it in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder, and if at any time there is more than one such person, “Trustee”, as used with respect to the Notes of any Series, shall mean the trustee with respect to Notes of that Series.

Section 1.02 Other Definitions.

Term	Defined in Section
“Authentication Order”	2.03
“Covenant Defeasance”	8.03
“DTC”	2.04
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Paying Agent”	2.04
“Payment Default”	6.01
“Proceeding”	6.09
“Registrar”	2.04

Section 1.03 Trust Indenture Act.

The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture upon and so long as the Indenture and Notes are subject to the TIA. If any provision of this Indenture limits, qualifies or conflicts with such duties, the imposed duties shall control. If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term defined in the TIA and used herein without definition has the meaning assigned to it in the TIA;

(2) a term defined herein has the meaning assigned to it herein;

(3) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(4) “or” is not exclusive;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) provisions apply to successive events and transactions; and

(8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more Series. All Notes of a Series shall be identical other than issue date and, in some cases, issue price and first interest payment date, as the Notes of such Series. In the case of Notes of a Series to be issued from time to time, the Board Resolution, supplemental indenture or Officer’s Certificate may provide for the method by which specified terms (such as interest rate, maturity date, record dates, interest payment dates and date from which interest shall accrue) are to be determined. Notes may differ between Series in respect of any matters.

Section 2.02 Establishment of Terms of Series of Notes.

At or prior to the issuance of any Notes within a Series, the following shall be established (as to the Series generally, in the case of Section 2.02(a), and either as to such Notes within the Series or as to the Series generally, in the case of Sections 2.02(b) through 2.02(t)) by a Board Resolution, a supplemental indenture or an Officer’s Certificate:

(a) the title of the Series (which shall distinguish the Notes of that particular Series from the Notes of any other Series but which may be part of a Series of Notes previously issued);

(b) the price or prices (expressed as a percentage of the principal amount thereof) at which the Notes of the Series will be issued;

(c) the denominations in which the Notes of the Series shall be issuable if other than denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000;

(d) any limit upon the aggregate principal amount of the Notes of the Series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the Series pursuant to Section 2.07, 2.08, 2.11, 3.06 or 9.05);

(e) whether the Notes of the Series will be issuable as Global Notes, the terms and conditions, if any, upon which such Global Notes may be exchanged in whole or in part for Notes of such Series in certificated form registered in the names of the individual holders thereof, the Depositary for such Global Notes and the form of any legend or legends to be borne by any such Global Notes in addition to or in lieu of the legend set forth in Section 2.14(c);

(f) the date or dates on which the principal of the Notes of the Series is payable;

(g) (i) the rate or rates, if any, at which the Notes of the Series shall bear interest (which may be fixed or variable), (ii) the manner in which the amounts of payment of principal (which, for all purposes of this Indenture, shall include amounts payable in excess thereof) of or interest, if any, on the Notes of the Series will be determined, if such amounts may be determined by reference to any commodity or commodity, currency, stock exchange or financial index, (iii) the date or dates from which interest, if any, shall accrue, (iv) the date or dates on which interest, if any, on the Notes of the Series shall commence and be payable and (v) any regular or special record date for the payment of interest, if any, on the Notes of the Series;

(h) (i) if other than in U.S. dollars, the currency in which Notes of a Series are denominated, which may include any foreign currency or any composite of two or more currencies, and (ii) the currency or currencies in which payments on such Notes are payable, if other than the currency in which such Notes are denominated;

(i) the place or places where the principal of, premium, if any, and interest, if any, on the Notes of the Series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

(j) any Depositaries, interest rate calculation agents or other agents with respect to Notes of such Series if other than those appointed herein;

(k) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Notes of the Series may be redeemed, purchased or repaid, in whole or in part, at the option of the Company;

(l) the obligation, if any, of the Company to redeem, purchase or repay the Notes of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof upon the happening of any event and the period or periods within which, the price or prices at which and the terms and conditions upon which Notes of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(m) if other than the principal amount thereof, the portion of the principal amount of the Notes of the Series that shall be payable upon acceleration of the maturity thereof pursuant to Section 6.02;

(n) any addition to or change in the covenants (and related defined terms) set forth in Article 4 or 5 which applies to Notes of the Series;

(o) any addition to or change in the Events of Default which applies to any Notes of the Series and any change in the right of the Trustee or the requisite Holders of such Notes to declare the principal amount thereof due and payable pursuant to Section 6.02;

(p) the provisions relating to any security provided for the Notes of the Series;

(q) the subordination, if any, of the Notes of the Series pursuant to this Indenture;

(r) the form and terms of any guarantee of the Notes of the Series and the subordination, if any, of such guarantees pursuant to this Indenture;

(s) if and as applicable, the terms and conditions of any right to exchange for or convert Notes of the Series into shares of common stock or other securities of the Company or another Person; and

(t) any other terms of the Notes of the Series.

All Notes of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officer’s Certificate referred to above. Unless otherwise provided by such Board Resolution, a supplemental indenture or an Officer’s Certificate with respect to the Notes of any Series, the Company may from time to time, without notice to or the consent of the Holders of the Notes of such Series, create and issue additional Notes of such Series ranking equally with all other Notes of such Series in all respects. Such additional Notes may be consolidated and form a single Series with the Notes of such Series and have the same terms, other than issue date and, in some cases, issue price and first interest payment date, as the Notes of such Series.

The Notes of each Series shall be in such form as shall be established by or pursuant to a Board Resolution, supplemental indenture or Officer’s Certificate, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistent herewith, be determined by the Officer executing such Notes, as evidenced by their execution of the Notes. If the form of Notes of any Series is established by action taken pursuant to a Board Resolution or Officer’s Certificate, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Authentication Order contemplated by Section 2.03 for the authentication and delivery of such Notes.

The Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officer executing such Notes, as evidenced by their execution of such Notes.

Section 2.03 Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee or other authorized authenticating agent. The signature will be conclusive evidence that the Note has been duly authenticated under this Indenture.

The Trustee shall at any time, and from time to time, authenticate Notes for original issue in the principal amount provided in the Board Resolution, supplemental indenture or Officer’s Certificate, upon receipt by the Trustee of a written order of the Company signed by an Officer (an “Authentication Order”). Each Note shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture or an Officer’s Certificate.

The aggregate principal amount of Notes of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture or Officer’s Certificate delivered pursuant to Section 2.02, except as provided in Section 2.08.

Prior to the issuance of Notes of any Series, the Trustee shall have received and (subject to Section 7.01) shall be fully protected in relying on: (a) the Board Resolution, supplemental indenture or Officer’s Certificate establishing the form of the Notes of that Series or of Notes within that Series and the terms of the Notes of that Series or of Notes within that Series and (b) an Officer’s Certificate and an Opinion of Counsel complying with Section 11.03, which, in the case of the Opinion of Counsel, shall also substantially state, unless the Trustee is otherwise permitted to rely on an opinion delivered at closing to such effect, that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, moratorium, reorganization, and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general principles of equity.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.04 Registrar and Paying Agent; Depositary.

The Company will maintain, with respect to each Series of Notes, at the place or places specified with respect to such Series pursuant to Section 2.02 an office or agency where Notes of such Series may be presented for registration and registration of transfer or for exchange (“Registrar”) and an office or agency where such Notes may be presented for payment (“Paying Agent”). The Registrar will keep a Security Register. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to or the consent of any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of the Company’s Subsidiaries may act as Paying Agent or Registrar.

The Company hereby initially appoints The Depository Trust Company, New York, New York (“DTC”) to act as Depositary with respect to the Global Notes for each Series.

The Company hereby initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Notes for each Series unless another Registrar, Paying Agent or custodian of Global Notes for the Depositary, as the case may be, is appointed prior to the time Notes of that Series are first issued.

Section 2.05 Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of any Series or the Trustee all money held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Notes of such Series, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) will have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders of the particular Series all money held by it as Paying Agent. Upon any bankruptcy, reorganization or similar proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.06 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of each Series of Notes and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date, if any, and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of each Series of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.07 Transfer and Exchange.

Where Notes of a Series are presented to the Registrar or a co-registrar with a request to register a transfer in the Security Register or to exchange them for an equal principal amount of Notes of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Notes of the same Series at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.06 or 9.05).

Neither the Company nor the Registrar shall be required (a) to issue, register in the Security Register the transfer of, or exchange Notes of any Series for the period beginning at the opening of business 15 days immediately preceding the sending of a notice of redemption of Notes of that Series selected for redemption and ending at the close of business on the day of such sending, (b) to register in the Security Register the transfer of or exchange Notes of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part, or (c) to issue, register the transfer of or exchange any Note of any Series which, in accordance with its terms, has been surrendered for repayment at the option of the Holder and not withdrawn, except the portion, if any, of such Note not to be so repaid.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note of any Series (including any transfers between or among depositary participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.08 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note of the same Series if the Trustee’s requirements are met. The Trustee and the Company shall require that security or indemnity must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee to protect the Trustee and the reasonable judgment of the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes of the same Series duly issued hereunder.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.09 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

Any Note with respect to which the Company has effected Legal Defeasance or Covenant Defeasance pursuant to Article 8, except to the extent provided in Article 8, will cease to be outstanding.

Any Note of any Series that has been converted or exchanged into common stock or other securities or property of the Company or another Person, if the terms of such Note provides for such conversion or exchange, will cease to be outstanding and interest on it will cease to accrue.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date, repurchase date or maturity date of Notes of a Series, money sufficient to pay such Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest unless otherwise provided by a Board Resolution, a supplemental indenture or an Officer’s Certificate with respect to such Series.

In determining whether the Holders of the requisite principal amount of outstanding Notes have any request, demand, authorization, notice, direction, waiver or consent hereunder, the principal amount of a Discount Note that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 6.02.

Section 2.10 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes of a Series have given any request, demand, authorization, notice, direction, waiver or consent hereunder, Notes of a Series owned by the Company or by any of its Affiliates will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in conclusively relying on any such request, demand, authorization, notice, direction, waiver or consent, only Notes of a Series that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.11 Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes of the same Series in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.12 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will promptly cancel all Notes, in accordance with its customary practices, surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes (subject to the record retention requirement of the Exchange Act and the Trustee). Certification of the cancellation of all canceled Notes will be delivered to the Company upon written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13 Defaulted Interest.

If the Company defaults in a payment of interest on a Series of Notes and such Notes provide for the payment of default interest, the Company will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of such Notes on a subsequent Special Record Date, in each case at the rate (which may be fixed or variable) provided in such Notes. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each such Note and the date of the proposed payment. The Company will fix or cause to be fixed each such Special Record Date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the Special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will send or cause to be sent to Holders of the Series a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid. Subject to the foregoing, the Company may make payment of any defaulted interest in any lawful manner deemed practicable by the Trustee and not inconsistent with the requirements of any securities exchange on which the Notes of such Series may be listed.

Section 2.14 Global Notes.

(a) Terms of Notes. A Board Resolution, a supplemental indenture or an Officer’s Certificate shall establish whether the Notes of a Series shall be issued in whole or in part in the form of one or more Global Notes and the Depositary for such Global Note or Notes.

(b) Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.07 of the Indenture and in addition thereto, any Global Note shall be exchangeable pursuant to Section 2.07 of the Indenture for Notes registered in the names of Holders other than the Depositary for such Note or its nominee only if (i) the Company delivers to the Trustee a notice from the Depositary that

(A) the Depositary is no longer willing or able to continue as depositary for any Global Note, or (B) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act, and, in either case, the Company is unable to locate a qualified successor within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in certificated form under the Indenture, or (iii) there has occurred and is continuing a Default or Event of Default with respect to such Notes and the Company or the Depositary has elected to cause such exchange. Any Global Note that is exchangeable pursuant to the preceding sentence shall, upon surrender by the Depositary of such Global Note, be exchangeable for Notes of the same Series with like tenor and terms registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Note of the same Series. Except as provided in this Section 2.14(b), a Global Note may not be transferred except as a whole by the Depositary with respect to such Global Note to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(c) Legend. Any Global Note issued hereunder shall bear a legend in substantially the following form:

“This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.”

(d) Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

(e) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of, premium if any, and interest, if any, on any Global Note shall be made to the Holder thereof.

(f) Consents, Declaration and Directions. Except as provided in Section 2.14(d), the Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Notes of such Series represented by a Global Note as shall be specified in a written statement of the Depositary with respect to such Global Note, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

Section 2.15 CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other elements of identification printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee.

The Company may, with respect to any Series of Notes, reserve the right to redeem the Series of Notes or may covenant to redeem the Series of Notes or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Notes. If a Series of Notes is redeemable and the Company elects to exercise its right to redeem or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Notes pursuant to the terms of such Notes, it shall notify the Trustee of the redemption date and the principal amount of Series of Notes to be redeemed. Subject to Section 3.03, the Company shall deliver the notice to the Trustee at least 10 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

Section 3.02 Selection of Notes to Be Redeemed.

Unless otherwise indicated for a particular Series of Notes by a Board Resolution, a supplemental indenture or an Officer’s Certificate, if less than all of the Notes of a Series are to be redeemed at any time, the Trustee (subject to the applicable procedures of the Depositary) will select such Notes for redemption:

(1) if such Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes are listed (so long as the Trustee has received notice of such listing);

(2) if such Notes are not listed on any national securities exchange, in any manner that the Trustee deems fair and appropriate, which may include selection pro rata or by lot.

The Trustee shall make the selection from Notes of the Series then outstanding.

In the event of partial redemption, the particular Notes to be redeemed will be selected, unless otherwise indicated for a particular Series of Notes by a Board Resolution, a supplemental indenture or an Officer’s Certificate, not less than 10 days prior to the redemption date by the Trustee from the then outstanding Notes.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $2,000 and integral multiples of $1,000 in excess of $2,000 or, with respect to Notes of any Series issuable in other denominations pursuant to Section 2.02(c), the minimum principal denomination for each Series and integral multiples thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if less than $2,000 and/or not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption.

(a) Unless otherwise indicated for a particular Series of Notes by a Board Resolution, a supplemental indenture or an Officer’s Certificate, at least 10 days but not more than 60 days before a redemption date, the Company will send or cause to be sent, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes of a Series or a satisfaction and discharge of this Indenture with respect to Notes of a Series pursuant to Articles 8 or 10 hereof.

The notice will identify the Notes of the particular Series to be redeemed and will state:

(1) the CUSIP(s) and/or ISIN(s) of such Notes;

(2) the clause of the Board Resolution, supplemental indenture or Officer’s Certificate pursuant to which the redemption shall occur;

(3) the redemption date;

(4) the redemption price or the method of calculating such redemption price, including any accrued and unpaid interest;

(5) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(6) the name and address of the Paying Agent;

(7) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(8) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption will cease to accrue on and after the redemption date;

(9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes being redeemed; and

(10) any other information as may be required by the terms of the particular Series of Notes being redeemed.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company has delivered to the Trustee, at least 5 days prior to the date the notice of redemption must be sent (or such shorter notice as may be acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Unless otherwise indicated for a particular Series of Notes by a Board Resolution, a supplemental indenture or an Officer’s Certificate, a notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price.

Section 3.05 Deposit of Redemption Price.

On or before 10:00 a.m., Eastern Time, on the redemption date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date interest will cease to accrue on the Notes or the portions of Notes of the Series called for redemption. If a Note of a Series is redeemed on a redemption date that falls on or after an interest payment date, then interest payable on such interest payment date shall be paid to the Person in whose name such Note was registered at the close of business on the record date for such interest payment date. If any Note of a Series called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid amount (in the case of interest, to the extent lawful), from the redemption date until such amount is paid, in each case at the rate (which may be fixed or variable) provided in such Notes.

Section 3.06 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note of the same Series equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Company covenants and agrees for the benefit of the Holders of each Series of Notes that the Company will pay or cause to be paid the principal of, and premium, if any, and interest, if any, on the Notes of that Series on the dates and in the manner provided in such Notes and this Indenture. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m., Eastern Time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If a payment date is a Legal Holiday, payment may be made on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

Section 4.02 Reports.

Unless this Section 4.02 is otherwise indicated to be inapplicable to the Notes of a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, the Company shall deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a). For the avoidance of doubt, the Company will be deemed to have furnished such reports, information and documents referred to above to the Trustee if the Company, as applicable, has filed such reports with the SEC via its Electronic Data Gathering and Retrieval System filing system and such reports are publicly available. The Company will notify the Trustee of the filing by email or otherwise. Notwithstanding anything in this Indenture to the contrary, the Company will not be deemed to have failed to comply with any of its agreements under this Section 4.02 for purposes of Section 6.01(3) until 90 days after the date any report, information or document is required to be filed with the SEC pursuant to this covenant.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate). The Trustee shall have no responsibility or liability for the filing, timeliness or content of any report required under this Section 4.02 or any other reports, information and documents required under this Indenture (aside from any report that is expressly the responsibility of the Trustee subject to the terms hereof).

Section 4.03 Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a brief certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company stating that, in the course of performing their duties as officers of the Company, a review of the activities of the Company and the Company’s Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or premium, if any, or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or propose to take with respect thereto; provided, however, that no notice need be delivered under this Section 4.03(b) if the Default or Event of Default has been cured prior to the time delivery of notice would have otherwise been required.

Section 4.04 Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.05 Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06 Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership, limited liability company or other existence of each of its Significant Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Significant Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Company and its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Significant Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes or such action is otherwise permitted by this Indenture.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

Unless this Section 5.01 is otherwise indicated to be inapplicable to the Notes of a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, the Company will not: (i) consolidate or merge with or into another Person or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(A) the Company is the surviving entity; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture or other agreements delivered to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists (other than in the case of (i) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or (ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets, between or among the Company and its Subsidiaries); and

(4) the Company delivers, or causes to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, transfer, conveyance, lease or other disposition complies with the requirements of this Indenture.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance, lease or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and premium, if any, and interest, if any, on the Notes in the case of such a sale, assignment, transfer, conveyance, lease or other disposition.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

“Event of Default,” wherever used herein with respect to Notes of any Series, means any one of the following events, unless otherwise specified in the establishing Board Resolution, supplemental indenture or Officer’s Certificate related to such Series:

(1) default for 30 days in the payment when due of interest on the Notes of that Series;

(2) default in the payment when due (at Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes of that Series;

(3) failure by the Company to comply with any non-payment covenant in this Indenture (other than a covenant that has been included in this Indenture solely for the benefit of a Series of Notes other than that Series) and such failure continues for the period and after the notice specified below;

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, whether such Indebtedness now exists, or is created after the Issue Date, if that default

(A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness following the Stated Maturity of such obligation (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates such amount as may be set forth in a Board Resolution, a supplemental indenture or an Officer’s Certificate for a particular Series of Notes;

(5) the Company or any of its Significant Subsidiaries or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to (i) the entry of an order for relief against it in an involuntary case or proceeding or (ii) the commencement of any bankruptcy or insolvency case or proceeding against it;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) generally is not paying its debts as they become due;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding;

(B) determines that the Company or any of its Significant Subsidiaries or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary is insolvent at a date following the issuance of the Notes of such Series or adjudges any of the foregoing Persons as a debtor under Bankruptcy Law, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or conformation of or in respect of any of the foregoing Persons;

(C) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(D) orders the winding up or liquidation of the Company or any of Significant Subsidiaries or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(7) any other Event of Default provided with respect to Notes of that Series, which is specified in a Board Resolution, a supplemental indenture or an Officer’s Certificate, in accordance with Section 2.02(o).

A Default under clause (3) shall not be an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes of that Series then outstanding voting as a single class notify the Company and the Trustee in writing, of the Default and the Company does not cure the Default or it is not waived within 60 days after the receipt of the notice. The notice must specify the Default, demand that it be remedied to the extent consistent with law and state that the notice is a “Notice of Default.”

Section 6.02 Acceleration.

In the case of an Event of Default with respect to Notes of any Series at the time outstanding specified in clause (5) or (6) of Section 6.01 hereof with respect to the Company, all outstanding Notes of such Series will become due and payable immediately without further action or notice. If any other Event of Default with respect to Notes of any Series at the time outstanding occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount (or, if any Notes of that Series are Discount Notes, such portion of the principal amount as may be specified in the terms of such Notes) of the then outstanding Notes of such Series may declare all such Notes to be due and payable immediately. Upon any such declaration, the Notes of such Series shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes of any Series by written notice to the Trustee may, on behalf of all of the Holders of the Notes of that Series, rescind any acceleration and its consequences (other than with respect to an Event of Default specified in clauses (5) or (6) of Section 6.01 relating to the Company), if (1) the rescission would not conflict with any judgment or decree, (2) the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency in which the Notes of such Series are payable (A) all overdue interest, if any, on all outstanding Notes of that Series, (B) all unpaid principal of and premium, if any, on any outstanding Notes of the Series which has become due otherwise than by such a declaration of acceleration, and interest on such unpaid principal or premium at the rate or rates prescribed therefor in such Notes or, if no such rate or rates are so prescribed, at the rate borne by the Notes during the period of such Default, and (C) to the extent that payment of such interest is enforceable under applicable law, interest upon overdue interest to that date of such payment or deposit at the rate or rates prescribed therefor in such Notes, or if no such rate or rates are so prescribed, at the rate borne by the Notes during the period of such Default, and (3) all existing Events of Default with respect to such Notes (except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

If an Event of Default with respect to the Notes of a Series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and premium, if any, and interest on such Notes or to enforce the performance of any provision of such Notes or this Indenture.

The Trustee may maintain a proceeding with respect to the Notes of a Series even if it does not possess any of such Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default with respect to the Notes of a Series shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default with respect to such Notes. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes of a Series, by written notice to the Trustee, may, on behalf of the Holders of all of such Notes, waive an existing Default or Event of Default with respect to such Notes and its consequences hereunder, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on such Notes or in respect of a covenant or provision which cannot be modified or amended hereunder without the consent of the Holder of each such Note. Upon any such waiver, such Default with respect to such Notes shall cease to exist, and any Event of Default with respect to such Notes arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default with respect to such Notes or impair any right with respect to such Notes consequent thereon.

Section 6.05 Control by Majority.

Subject to Section 7.02(f), the Holders of a majority in aggregate principal amount of the then outstanding Notes of a Series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes of such Series or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

A Holder of Notes of a Series may pursue a remedy with respect to this Indenture or the Notes of such Series only if:

(1) such Holder has previously given the Trustee written notice that an Event of Default with respect to such Notes is continuing;

(2) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such Series make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Notes of such Series do not give the Trustee a direction inconsistent with such request.

A Holder of a Note of a particular Series may not use this Indenture to prejudice the rights of another Holder of a Note of that Series or to obtain a preference or priority over another Holder of a Note of that Series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture or the Notes, the right of any Holder of a Note to receive payment of principal of and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, and to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs, has not been waived and is continuing with respect to Notes of a Series, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole unpaid amount of principal of and premium, if any, and interest on, such Notes and, if such Notes provide for the payment of default interest, interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any liquidation, bankruptcy, insolvency, reorganization, receivership or similar proceeding under Bankruptcy Law, an assignment for the benefit of creditors, any marshalling of assets or liabilities, or winding up or dissolution, not including any transaction permitted by and made in compliance with Article 5 (each of the foregoing, a “Proceeding”) and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Custodian in any Proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder out of the estate in any such Proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any Proceeding.

Section 6.10 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First: to the Trustee and any Agent, their agents and attorneys for amounts due hereunder, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes of any Series.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred, has not been waived and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own bad faith or willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take with respect to Notes of any Series in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon and shall be fully protecting in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, provided that the Trustee’s conduct does not constitute bad faith, willful misconduct or negligence.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction. No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is known to a Responsible Officer of the Trustee.

(j) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may request, and in the absence of bad faith, willful misconduct or negligence on its part, rely upon an Officer’s Certificate and an Opinion of Counsel.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(m) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(n) Any permissive right or authority granted to the Trustee in this Indenture shall not be construed as a mandatory duty.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the sale of any Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Notes of a Series and if it is known to a Responsible Officer of the Trustee, the Trustee will send to Holders of such Notes a notice of the Default or Event of Default within 90 days after it occurs or becomes known to the Trustee. Except in the case of a Default or Event of Default in payment of principal of or premium, if any, or interest on any Note of a Series, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the best interests of the Holders of such Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes of a Series remain outstanding, the Trustee will send to the Holders of such Notes a brief report, dated as of such reporting date, that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will transmit all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its delivery to the Holders of Notes of a Series will be sent by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which such Notes are listed in accordance with TIA § 313(d) (provided the Trustee has received notice of such listing). The Company will promptly notify the Trustee in writing if and when Notes of any Series are listed on any stock exchange, or if such notes shall become delisted from such exchange.

Section 7.07 Compensation and Indemnity.

(a) The Company will pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as agreed between the parties in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except any such disbursement, advance or expense that may arise from the Trustee’s willful misconduct, negligence or bad faith. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company will indemnify the Trustee against any and all losses, liabilities or expenses actually incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its bad faith, willful misconduct or negligence. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Company under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d) To secure the Company’s payment obligations in this Section 7.07, the Trustee will have a lien prior to the Notes of a Series on all money or property held or collected by the Trustee, except that held in trust to pay the principal of and/or premium, if any, and/or interest on particular Notes of such Series. Such lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign with respect to the Notes of one or more Series in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes of a Series may remove the Trustee with respect to such Series by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal. The Company may remove the Trustee with respect to the Notes of one or more Series if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a Custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes of a Series may appoint a successor Trustee to replace the successor Trustee appointed by the Company with respect to such Series.

(d) If a successor Trustee with respect to the Notes of a Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes of such Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee with respect to the Notes of a Series, after written request by any Holder of Notes of such Series who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the retiring Trustee with respect to each Series of Notes for which it is acting as trustee under this Indenture. The successor Trustee will send a notice of its succession to Holders of each such Series. The retiring Trustee will promptly transfer all property held by it as trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement. The retiring Trustee shall have no responsibility or liability for the action or inaction of the successor Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against the Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

Unless this Section 8.01 is otherwise indicated to be inapplicable to the Notes of a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, the Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or Section 8.03 hereof be applied to all outstanding Notes of a Series upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Unless this Section 8.02 is otherwise indicated to be inapplicable to the Notes of a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes of such Series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such Series, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes of such Series and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes of such Series to receive payments in respect of the principal of or premium, if any, or interest on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Unless this Section 8.03 is otherwise indicated to be inapplicable to the Notes of a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Section 4.04 hereof as well as any additional covenants for a particular Series of Notes contained in a Board Resolution, a supplemental indenture or an Officer’s Certificate delivered pursuant to Section 2.02(m) with respect to the outstanding Notes of such Series on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such Series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of such Series (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such Series, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this

Indenture and such Notes of such Series will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, and Section 6.01(3) hereof will not constitute an Event of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance in respect of the Notes of any Series under either Section 8.02 or Section 8.03 hereof:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of and premium, if any, and interest on the outstanding Notes of such Series on the Stated Maturity for payment thereof (or the applicable redemption date, if applicable) and the Company must specify whether the Notes of such Series are being defeased to such Stated Maturity of the principal thereof or to a particular redemption date, which, in either case, requires the Company to deliver irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such Series at maturity or on the redemption date, as the case may be;

(2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel stating that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders of the outstanding Notes of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel stating that the Holders of the outstanding Notes of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default with respect to Notes of such Series shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowing);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company; and

(7) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes of any Series will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or Subsidiary of the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of such Series. Notwithstanding anything to the contrary contained herein, this paragraph shall survive the termination of this Indenture and/or the resignation or removal of the Trustee.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

Subject to applicable unclaimed property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest on any Note of any Series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Sections 8.02, 8.03 or 8.05 hereof, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, including, in each case, any proceeding or other action contemplated under Section 6.01(5) or (6), then the Company’s obligations under this Indenture and the Notes of the applicable Series will be revived and reinstated as though no deposit had occurred pursuant to Sections 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.02, 8.03 and 8.05 hereof, as the case may be; provided, however, that if the Company makes any payment of principal of or premium, if any, or interest on any Note of such Series following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Unless otherwise indicated for a particular Series of Notes by a Board Resolution, a supplemental indenture or an Officer’s Certificate, notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes of one or more Series without the consent of any Holder of such Notes:

(1) to cure any ambiguity, defect or inconsistency, provided that no such action shall adversely affect the interests of the Holders in any material respect;

(2) to comply with Article 5;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4) to evidence the assumption of the Company’s obligations under this Indenture and the Notes by a successor thereto in the case of a consolidation or merger or a sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Company’s and its Subsidiaries, taken as a whole;

(5) to comply with the provisions of any clearing agency, clearing corporation or clearing system, or the requirements of the Trustee or the registrar, relating to transfers and exchanges of the Notes pursuant to this Indenture;

(6) to make any change that would provide any additional rights or benefits to the Holders of the Notes of a Series, that would surrender any right, power or option conferred by this Indenture on the Company or, with respect to matters or questions arising under the Indenture or the Notes, that does not adversely affect in any material respect the legal rights of any Holder of such Notes;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(8) to conform the text of this Indenture (only with respect to the Notes of such Series) or any Board Resolution, supplemental indenture or Officer’s Certificate with respect to the Notes of such Series to the description of notes contained in the offering document pursuant to which such Notes were sold;

(9) to provide for the issuance of and establish the form and terms and conditions of Notes of any Series as permitted by this Indenture;

(10) in the case of subordinated Notes, to make any change in the provisions of this Indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior Indebtedness under such provisions; provided that such change is made in accordance with the provisions of such senior Indebtedness;

(11) to add to, change or eliminate any of the provisions of this Indenture with respect to Notes of a Series; although no such addition, change or elimination may apply to Notes of a Series created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the legal rights of a Holder of any such Note with respect to such provision, unless the amendment becomes effective only when there is no outstanding Note of a Series created prior to such amendment and entitled to the benefit of such provision;

(12) to secure the Company’s obligations under the Notes and this Indenture;

(13) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(14) to allow any guarantor to execute a supplemental indenture and/or a note guarantee with respect to the Notes.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 11.03 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture and make any further appropriate agreements and stipulations that may be therein contained unless such amended or supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

Section 9.02 With Consent of Holders of Notes.

(a) Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes of a Series with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such Series voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Notes, except a payment default resulting from a declaration of acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of the applicable Series voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, upon receipt by the Trustee of evidence of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 11.03 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture and make any further appropriate agreements and stipulations that may be therein contained unless such amended or supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplemental indenture or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplemental indenture or waiver under this Section 9.02 becomes effective, the Company will send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplemental indenture or waiver. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes of a Series then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or such Notes.

(b) Unless otherwise indicated for a particular Series of Notes by a Board Resolution, a supplemental indenture or an Officer’s Certificate establishing such Series, without the consent of each Holder of Notes affected (whether in aggregate holding a majority in principal amount of Notes of such Series or not), an amendment, supplemental indenture or waiver may not be made that, as to any non-consenting Holder of Notes:

(1) reduces the percentage of principal amount of outstanding Notes of any Series whose Holders must consent to an amendment, supplemental indenture or waiver;

(2) reduces the rate of interest on any Note (or changes the index or reduces the spread for any Note bearing interest at a floating rate);

(3) reduces the principal amount of or premium, if any, on any Note or changes the Stated Maturity of any Note;

(4) changes the place, manner or currency of payment of principal of or premium, if any, or interest on any Note;

(5) makes any change in the provisions of this Indenture relating to seniority or subordination of any Note that adversely affects the rights of any Holder under such provisions;

(6) reduces the principal amount of Discount Notes payable upon acceleration of the maturity thereof;

(7) waives a Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Notes (except a rescission of the declaration of acceleration of the Notes of any Series by the Holders of a majority in principal amount of the outstanding Notes of such Series and a waiver of the payment default resulting from such declaration has been rescinded);

(8) makes any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes or the right to institute suit for the enforcement of any such payments;

(9) waives a payment with respect to any Note payable on redemption at the option of the Company or repurchase at the option of the Holder thereof or changes any of the provisions with respect to the redemption or repurchase of any such Note; or

(10) makes any change in the amendment and waiver provisions of this Section 9.02(b).

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplemental indenture to this Indenture or the Notes of one or more Series will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplemental indenture or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of such Note and every subsequent Holder of such Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on such Note. However, any such Holder of a Note or subsequent Holder of such Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplemental indenture or waiver becomes effective. An amendment, supplemental indenture or waiver becomes effective in accordance with its terms and thereafter binds every Holder of each Series affected by such amendment, supplemental indenture or waiver unless it is of the type described in any of clauses (1) through (10) of Section 9.02(b) (as such Section 9.02(b) may be amended or supplemented from time to time in accordance with this Indenture), in which case the amendment, supplemental indenture or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

Section 9.05 Notation on or Exchange of Notes.

The Trustee at the request of the Company may place an appropriate notation about an amendment, supplemental indenture or waiver on any Note of the applicable Series thereafter authenticated. The Company, in exchange for all Notes of that Series, may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes of that Series that reflect the amendment, supplemental indenture or waiver.

Failure to make the appropriate notation or issue a new Note of that Series will not affect the validity and effect of such amendment, supplemental indenture or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will receive, unless otherwise waived by the Trustee, and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 11.03 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that the amended or supplemental indenture is the valid and binding obligation of the Company, in accordance with its terms.

ARTICLE 10

SATISFACTION AND DISCHARGE

Section 10.01 Satisfaction and Discharge.

Unless otherwise indicated for a particular Series of Notes by a Board Resolution, a supplemental indenture or an Officer’s Certificate, this Indenture will be discharged and will cease to be of further effect (except as hereinafter provided in this Section 10.01) with respect to the Notes of a Series and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to all Notes of such Series issued hereunder, when:

(1) either:

(a) all Notes of such Series that have been authenticated and, except lost, stolen or destroyed Notes of such Series that have been replaced or paid and Notes of such Series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b) all Notes of such Series that have not been delivered to the Trustee for cancellation

1. have become due and payable,

2. will become due and payable at their Stated Maturity within one year, or

3. if redeemable in accordance with the terms of such Notes and this Indenture, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of Notes of such Series, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Notes not delivered to the Trustee for cancellation, including all principal, premium, if any, and interest (in the case of Notes of such Series that have become due and payable, on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;

(2) the Company has paid or caused to be paid all sums payable by it under this Indenture with respect to Notes of such Series; and

(3) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes of such Series at maturity or on the redemption date, as the case may be.

In addition, Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Notes of such Series have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (1) of this Section 10.01, the provisions of Sections 2.04, 2.05, 2.07, 2.08, 8.06, 8.07 and 10.02 hereof and this Section 10.01 will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture with respect to Notes of such Series.

Section 10.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof with respect to the Notes of a Series shall be held in trust and applied by it, in accordance with the provisions of the Notes of such Series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

Section 10.03 Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 or 10.02 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture with respect to Notes of such Series and the Notes of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 or 10.02 hereof until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.01 or 10.02 hereof; provided, however, that if the Company has made any payment of principal of or premium, if any, or interest on any Notes of such Series following of the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 11

MISCELLANEOUS

Section 11.01 Notices.

Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:	Verint Systems Inc. 330 South Service Road, Melville, New York 11747 Attention: Alan Roden

With a copy to:	Jones Day 77 West Wacker, Suite 3500 Chicago, IL 60601-1692 Attention: Bradley C. Brasser

If to the Trustee:	Wilmington Trust, National Association 50 South Sixth Street, Suite 1290 Minneapolis, MN 55402 Attention: Verint Administrator

With a copy to:	Dorsey & Whitney LLP 50 South Sixth Street, Suite 1290 Minneapolis, MN 55402 Attention: Steven Heim

The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder (other than the Depositary) will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Security Register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of Notes or any defect in it will not affect its sufficiency with respect to other Holders of Notes. Where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.

If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company sends a notice or communication to Holders, it will send a copy to the Trustee and each Agent at the same time.

Section 11.02 Communication by Holders of Notes with Other Holders of Notes.

Holders of Notes may communicate pursuant to TIA § 312(b) with other Holders of Notes of the same or other Series with respect to their rights under this Indenture or the Notes of that Series or all Series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.03 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied.

Section 11.04 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that an Opinion of Counsel can rely as to matters of fact on an Officer’s Certificate or a certificate of a public official.

Section 11.05 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders of one or more Series. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.06 Recourse Against Others.

No past, present or future director, manager, officer, employee, incorporator, member, shareholder or agent of the Company, as such, will have any liability for any obligations of the Company under the this Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.07 Governing Law; Waiver of Jury Trial.

THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS AND PRINCIPLES THEREOF. THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE, BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 11.08 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.09 Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 11.10 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.11 Counterparts.

The parties may sign any number of copies of this Indenture and in separate counterparts, each of which will be deemed to be an original and all of them together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 11.12 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture are for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 11.13 Immunity of Shareholders, Directors, Officers and Agents of the Company.

The obligations of the Company under the Indenture and the Notes of any Series and all documents delivered in the name of the Company in connection herewith and therewith do not and shall not constitute personal obligations of the directors, officers, employees, agents or shareholders of the Company or any of them, and shall not involve any claim against or personal liability on the part of any of them, and all persons including the Trustee shall look solely to the assets of the Company for the payment of any claim thereunder or for the performance thereof and shall not seek recourse against such directors, officers, employees, agents or shareholders of the Company or any of them or any of their personal assets for such satisfaction. The performance of the obligations of the Company under the Indenture and Notes of any Series and all documents delivered in the name of the Company in connection therewith shall not be deemed a waiver of any rights or powers of the Company, its directors or its shareholders under the Company’s Restated Articles of Incorporation.

Section 11.14 USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 11.15 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder or other document or agreement entered into in connection herewith arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, acts of God and interuptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided to the Trustee by third parties; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following pages]

SIGNATURES

Dated as of June 18, 2014

THE COMPANY:

VERINT SYSTEMS INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Chief Financial Officer

[Signature Page to Base Indenture]

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Hallie E. Field
Name:	Hallie E. Field
Title:	Banking Officer

[Signature Page to Base Indenture]